EXHIBIT 32.1
CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. 1350
In connection with the Form 10-Q (the “Report”) of Ferro Corporation (the “Company”) for the period ending June 30, 2010, I, James F. Kirsch, Chairman, President and Chief Executive Officer of the Company, certify that:
(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ James F. Kirsch
James F. Kirsch
Chairman, President and Chief Executive Officer
Date: July 26, 2010